                                                                    Exhibit 3.45

                          CERTIFICATE OF INCORPORATION

                                       OF

                           SOUTH DAKOTA 7 CORPORATION

         I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby execute this Certificate of Incorporation and do hereby certify as follows:

                                   ARTICLE I.

         The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                           South Dakota 7 Corporation

                                   ARTICLE II.

         The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III.

         The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV.

         SECTION 1. The Corporation shall be authorized to issue 1,000 shares of capital stock, all of which shall be shares of Common Stock, $.01 par value ("Common Stock").

         SECTION 2. Except as otherwise provided by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purpose. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

                                   ARTICLE V.

         Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                   ARTICLE VI.

         In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the board.

                                  ARTICLE VII.

         The corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this certificate of incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                                  ARTICLE VIII.

         SECTION 1. ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         SECTION 2.  INDEMNIFICATION AND INSURANCE.

         (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plane, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and lose (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settle-

ment) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expanses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as s director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         (b) RIGHT OF CLAIMANT TO BRING SUIT. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the cir-cumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (c) NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

         (d) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or lose, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                   ARTICLE IX.

         The name and mailing address of the incorporator is Linda Weinberger, c/o Wachtell, Lipton, Rosen & Katz, 299 Park Avenue, New York, New York 10171.

         IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, do hereby further certify that the facts hereinabove stated are truly set forth and, accordingly, I have hereunto set my hand this 20th day of February, 1990.


                                          /s/ Linda Weinberger
                                          --------------------------------
                                                Linda Weinberger
                                                  Incorporator

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 09/02/1993
                                                          723245060 - 2222564


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * * *

South Dakota 7 Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by unanimous written consent of its member, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the certificate of incorporation of said corporation:

                  RESOLVED, that the certificate of Incorporation of South Dakota 7 corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

         "The name of the corporation (which is herein after referred to as the "Corporation") is: Northland Cellular Corporation."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the state of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said South Dakota 7 corporation has caused this certificate to be signed by ROBERT PRICE, its president and attested by ALISA DIAMOND, its Assistant Secretary this 31st day of August, 1993.


                                                By /s/ Robert Price
                                                   ---------------------
                                                         President

ATTEST:

By /s/ Alisa Diamond
  -----------------------
  Assistant Secretary

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 03:00 PM 07/19/194
                                                          944133028 - 2222564

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                        C.I.S. OPERATING COMPANY-4, INC.

                                      INTO

                         NORTHLAND CELLULAR CORPORATION

                                   **********

         NORTHLAND CELLULAR CORPORATION, a corporation organized and existing under the laws of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That this corporation was incorporated on the 21st day of February 1990, pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That this corporation owns all of the outstanding shares of the stock of C.I.S. Operating Company-4, Inc., a corporation incorporated on the 6th day of April, 1993, pursuant to the General Corporation Law of the State of Delaware.

         THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 21st day of June, 1994, determined to and did merge into itself said C.I.S. Operating Company-4, Inc.

         RESOLVED that Northland Cellular Corporation merge, and it hereby does merge into itself said C.I.S. Operating Company-4, Inc., and assumes all of its obligations, and

         FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware; and

         FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said C.I.S. Operating Company-4, Inc., and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary of proper to effect said merger.

         IN WITNESS WHEREOF, said Northland Cellular Corporation has caused this Certificate to be signed by Robert Price, its President and attested by Lisa A. Perkin, its Assistant Secretary, this 9th day of July, 1994.

                                                NORTHLAND CELLULAR CORPORATION


                                                BY /s/ Robert Price
                                                  ------------------------------
                                                           President

ATTEST:
BY /s/ Lisa A. Perkin
  ------------------------------
       Assistant Secretary

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 07/28/1994
                                                          944139819 - 2222564

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                        C.I.S. OPERATING COMPANY-5, INC.

                                      INTO

                         NORTHLAND CELLULAR CORPORATION

                                 * * * * * * * *

         NORTHLAND CELLULAR CORPORATION, a corporation organized and existing under the laws of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That this corporation was incorporated on the 21st day of February 1990, pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That this corporation owns all of the outstanding shares of the stock of C.I. S. Operating Company-5. Inc., a corporation incorporated on the 6th day of April, 1993, pursuant to the General Corporation Law of the State of Delaware.

         THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 28th day of July, 1994, determined to and did merge into itself said C.I.S. Operating Company-5, Inc.:

         RESOLVED, that Northland Cellular Corporation merge, and it hereby does merge into itself said C.I.S. Operating Company-5, Inc., and assumes all of its obligations; and

         FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware; and

         FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said C.I.S. Operating Company-5, Inc and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

         IN WITNESS WHEREOF, said Northland Cellular Corporation has caused this Certificate to be signed by Robert Price, its President and attested by Lisa A. Perkin, its Assistant Secretary, this 28th day of July, 1994.

                                            NORTHLAND CELLULAR CORPORATION

                                            BY /s/ Robert Price
                                              -----------------------------
                                                        President

ATTEST
BY /s/ Lisa A. Perkin
  --------------------------------
         Assistant Secretary

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/31/1998
   981510675 - 2222564

                              CERTIFICATE OF MERGER
                                       OF
                      EASTERN WIRELESS CELLULAR CORPORATION
                                      INTO
                         NORTHLAND CELLULAR CORPORATION


                        (Under Section 251 of the General
                    Corporation Law of the state of Delaware)


         The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, 6 DEL. C. SECTION 101, ET SEQ. (the "GCL"),

         DOES HEREBY CERTIFY:

         FIRST: The name and jurisdiction of formation or organization of each of the constituent corporations (collectively the "Constituent Corporations") which is to merge are as follows:

                                                         Jurisdiction of
         Name                                       Formation or Organization
         ----                                       -------------------------
Eastern Wireless Cellular Corporation                       Delaware

Northland Cellular Corporation                              Delaware

         SECOND: An Agreement and plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 of the GCL.

         THIRD: The name of the surviving corporation is Northland Cellular Corporation which will continue in existence as said surviving corporation under the name ACC of West Virginia corporation upon the effective date of the merger.

         FOURTH: The Certificate of Incorporation of Northland Cellular Corporation is to be amended by reason of the merger by deleting Article FIRST thereof, relating to the name of the surviving corporation and substituting in lieu thereof the following Article FIRST:

         FIRST: The name of the corporation (which is hereinafter referred to as the "Corporation") is: ACC of West Virginia Corporation.

and said Certificate of Incorporation, as so amended, shall continue to be the Certificate of Incorporation of said surviving corporation.

         FIFTH: The merger of Eastern Wireless Cellular Corporation into Northland Cellular corporation shall be effective on December 31, 1998, at 11:59 p.m. Eastern standard Time.

         SIXTH: The executed Agreement and plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 1111 VanVoorhis Road, Morgantown, West Virginia 26505.

         SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost to any stockholder of the Constituent Corporations.

                  Executed on this 31st day of December, 1998.

                                       NORTHLAND CELLULAR CORPORATION

                                       By: /s/ John Fujii
                                          ------------------------------------
                                          Name:  John Fujii
                                          Title: Chief Executive Officer

            CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                           AND OF REGISTERED AGENT

It is hereby certified that:

               1. The name of the corporation (hereinafter called the "Corporation") is ACC OF WEST VIRGINIA CORPORATION.

               2. The registered office of the corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, County of Kent.

               3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

               4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 23, 1999               ACC OF WEST VIRGINIA CORPORATION


                                       /s/ Keith E. Mathews
                                       --------------------------------------
                                       By: Keith E. Mathews



                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/08/1999
                                                          991139358 - 2222564